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                                [CONECTIV LOGO]

                           OFFER TO PURCHASE FOR CASH
                  UP TO 14,000,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                  AT A PURCHASE PRICE NOT GREATER THAN $25.50
                         NOR LESS THAN $23.50 PER SHARE

             THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
                 EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
            ON TUESDAY, JUNE 8, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated May 11, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") setting forth the Offer by Conectiv, a Delaware corporation (the "Company"), to purchase up to 14,000,000 shares of its Common Stock, par value $0.01 per share (the "Shares") (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 23, 1998 (the "Rights Agreement"), between the Company and Conectiv Resource Partners, Inc., as the Rights Agent), at a price not greater than $25.50 nor less than $23.50 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to Shares shall include the associated Rights. Also enclosed herewith is certain other material related to the Offer, including a letter to stockholders from Howard E. Cosgrove, Chairman of the Board, President and Chief Executive Officer of the Company.

     Although the Company is not offering to purchase shares of Class A Common Stock, par value $0.01 per share, of the Company ("Class A Common Stock"), as a result of the Offer, holders of shares of Class A Common Stock, may elect, in accordance with the terms of the Restated Certificate of Incorporation of the Company and the Rights Agreement, to convert each share of Class A Common Stock (and the associated preferred stock purchase rights ("Class A Rights") issued pursuant to the Rights Agreement) into 1.59997 Shares (and 1.59997 associated Rights) and to tender such Shares (and associated Rights) pursuant to the Offer; provided, however, that any such election and conversion will be effective only with respect to such Shares (and associated Rights) as are actually accepted for purchase by the Company pursuant to the Offer.

     AS USED IN THIS LETTER, THE TERM "ELECTING CLASS A SHARES" MEANS SHARES OF CLASS A COMMON STOCK FOR WHICH THE HOLDER HAS ELECTED TO CONVERT SUCH SHARES FOR PURPOSES OF THE OFFER; AND THE TERM "CONVERTED SHARES" MEANS THE SHARES ISSUABLE UPON CONVERSION OF ELECTING CLASS A SHARES.

     WE ARE THE HOLDER OF RECORD OF SHARES AND/OR SHARES OF CLASS A COMMON STOCK HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SHARES, INCLUDING CONVERTED SHARES, CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES, INCLUDING CONVERTED SHARES, HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares, including Converted Shares, held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1. You may tender Shares, including Converted Shares at either the price determined by you (in multiples of $.125), not greater than $25.50 nor less than $23.50 per Share, or the price determined by the Company in accordance with the terms of the Offer as indicated in the attached Instruction Form, net to you in cash.

          2. The Offer is for up to 14,000,000 Shares, constituting approximately 13.9% of the total Shares outstanding as of May 10, 1999, including Shares issuable upon conversion of shares of Class A Common Stock.

     The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, June 8, 1999, unless the Offer is extended (as it may be extended, the "Expiration Date"). Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          4. As described in the Offer to Purchase, if more than 14,000,000 Shares, including Converted Shares, have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Shares, including Converted Shares, will be subject to proration (with adjustments to avoid purchases of fractional Shares).

          5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares, including Converted Shares, in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 8 of the Letter of Transmittal.

          6. If you wish to tender portions of your Shares, including Converted Shares, at different prices you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares, including Converted Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

     If you wish to have us tender any or all of your Shares, including Converted Shares, held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, including Converted Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In those jurisdictions whose laws require the Offer to be made by a broker or dealer that is registered in such jurisdictions and, subject to the availability of an exclusion from the broker or dealer definition or an exemption from broker or dealer registration, the Offer shall be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                INSTRUCTION FORM

     Please tender to the Company, on behalf of the undersigned, the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer, receipt of which is hereby acknowledged.

SHARES TENDERED

     [ ] If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                  ------------------------------------ Shares

Unless otherwise indicated, all Shares held by us for your account will be tendered.

     With respect to shares of Class A Common Stock, this Instruction Form will
(1) constitute the election by the undersigned to convert such shares of Class A Common Stock (and the associated Class A Rights) into Shares (and associated Rights) in accordance with the terms of the Restated Certificate of Incorporation of the Company and the Rights Agreement and (2) instruct you to tender to the Company, on behalf of the undersigned, the number of Converted Shares indicated below (or, if no number is indicated below, all such shares) that are issuable upon conversion of shares of Class A Common Stock held by you for the account of the undersigned, at the per Share price indicated below, upon the terms and subject to the conditions of the Offer.

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

CONVERTED SHARES TENDERED

     (A)      No. of Electing Class A Shares owned:                 ------------

     (B)      Conversion Ratio:                                          1.59997
                                                                    ------------

     (C)      No. of Converted Shares (multiply A times B):         ------------

      [ ] If fewer than all Converted Shares are to be tendered, please check the box and indicate below the aggregate number of such shares as are to be tendered by us.
                            ------------------------

     Unless otherwise indicated, all Converted Shares issuable upon conversion of shares of Class A Common Stock held by us for your account will be tendered.

                          PRICE (IN DOLLARS) PER SHARE
                  AT WHICH SHARES, INCLUDING CONVERTED SHARES,
                               ARE BEING TENDERED

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED
                                 MUST BE USED.

            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
           IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------

           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

[ ] The undersigned wants to maximize the chance of having Conectiv purchase all the Shares, including Converted Shares, the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares, including Converted Shares, and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will result in receiving a price per Share as low as $23.50 or as high as $25.50.

              ---------------------------------------------------

                                       OR
              ---------------------------------------------------

                      SHARES, INCLUDING CONVERTED SHARES,
                  TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares, including Converted Shares, at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender such Shares, including Converted Shares, at more than one price must complete a separate Instruction Form for each price at which shares are tendered. THE SAME SUCH SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE. If more than one box is checked, or if no box is checked, there is no valid tender of such Shares.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

[ ]  $23.50   [ ]  $24.00   [ ]  $24.50   [ ]  $25.00   [ ]  $   25.50
[ ]  $23.625  [ ]  $24.125  [ ]  $24.625  [ ]  $25.125
[ ]  $23.75   [ ]  $24.25   [ ]  $24.75   [ ]  $25.25
[ ]  $23.875  [ ]  $24.375  [ ]  $24.875  [ ]  $25.375

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
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Sign Here                        ------------------------------------------------------------------------------------

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                                                                     SIGNATURE(S)

                                 Names(s) ---------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------
                                                                (PLEASE PRINT NAME(S))

                                 Address(es)
                                 -------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------
                                                                  (INCLUDE ZIP CODE)

Dated: __________, 1999          ------------------------------------------------------------------------------------
                                                   TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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